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                                                                  EXHIBIT 10.14b



SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT CONSTITUTING EXHIBIT 10.14a HERETO


1. Letter of Credit and Reimbursement Agreement (Keystone Facility) dated as of August 24, 2000 among Reliant Energy Mid-Atlantic Power Holdings, LLC, as borrower, Bayerische Hypo-Und Vereinsbank Ag New York Branch, as letter of credit issuer, Banks named therein, as banks, and Bayerische Hypo-Und Vereinsbank Ag New York Branch, as agent

2. Letter of Credit and Reimbursement Agreement (Shawville Facility) dated as of August 24, 2000 among Reliant Energy Mid-Atlantic Power Holdings, LLC, as borrower, Bayerische Hypo-Und Vereinsbank Ag New York Branch, as letter of credit issuer, Banks named therein, as banks, and Bayerische Hypo-Und Vereinsbank Ag New York Branch, as agent